Exhibit 10.24

AMENDMENT TO 2019 PERFORMANCE LTIP UNIT
AWARD AGREEMENT

This Amendment to the 2019 Performance LTIP Unit Award Agreement (this “Amendment”) is made as of March 11, 2020 by and among Phillips Edison & Company, Inc., a Maryland corporation (the “Company”), its subsidiary Phillips Edison Grocery Center Operating Partnership I, L.P., a Delaware limited partnership and the entity through which the Company conducts substantially all of its operations (the “Partnership”), and Devin I. Murphy (the “Grantee”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement (as defined below).

WHEREAS, the parties hereto are parties to that certain 2019 Performance LTIP Unit Award Agreement dated March 12, 2019 (the “Agreement”), relating to a special one-time award of Award LTIP Units; and

WHEREAS, the parties hereto now desire to amend the Agreement in the manner hereinafter set forth below.

NOW THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment. The definition of Change in Control in Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Change in Control” means and includes

(a)
the occurrence of any one of the following events (it being the intention of the Company to set forth, interpret and apply the following provisions in a manner conforming with Section 409A of the Code insofar as applicable):

(i)any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company or an Affiliate or a Company employee benefit plan, including any trustee of such plan acting as trustee, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing (A) fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors or (B) fifty percent (50%) or more of the Company’s then outstanding securities on a fully diluted basis, including OP Units (in each case, other than solely as a result of the acquisition by or on behalf of the Company of its own voting securities);
(ii) (A) a merger, reverse merger or other business combination or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation other than an Affiliate of the Company, except for a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger, reverse merger, business combination or consolidation, (B) the complete liquidation or dissolution of the Company;
(iii)the Incumbent Directors cease for any reason to be a majority of the members of the Board; or
(iv)a person (or group), other than an Affiliate, acquires (or has acquired, during a 12-month period), assets that have a total gross fair market value of fifty percent (50%) or more of the total gross fair market value of all assets of the Company immediately prior to such acquisition.
Notwithstanding the foregoing, any transaction involving any vehicle managed or sponsored by the Company or any of its Subsidiaries will not be a Change in Control; or

(b)	the sale or transfer of all or substantially all the assets of the AMB (as defined in the Agreement).
2. Full Force and Effect. Except as expressly modified by this Amendment, the Agreement remains unmodified and in full force and effect and binding upon the parties to the Agreement in accordance with its terms. All references to “this Agreement” in the Agreement shall be deemed to refer to the Agreement as modified by this Amendment.
3. Counterparts. This Amendment may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.
4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to any principles of conflicts of law which could cause the application of the laws of any jurisdiction other than the State of Maryland.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as March 11, 2020.

PHILLIPS EDISON & COMPANY, INC.
By:
Name:
Title:
PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP I, L.P.
By: PHILLIPS EDISON GROCERY CENTER OP GP I LLC, Its General Partner
By:
Name:
Title:
The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.
Dated:
Grantee’s Signature

Grantee’s name and address: